EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-32107 of MidSouth Bancorp, Inc. on Form S-3D of our report dated January 30, 1998, appearing in this Annual Report on Form 10-KSB of MidSouth Bancorp, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE, LLP
New Orleans, Louisiana


March 25, 1998